UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2006

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 3.02.

Unregistered Sales of Equity Securities.

On August 29, 2006, Richard Paszyc, a former director of the Registrant, exercised a previously issued stock option and purchased 1,000,000 shares of the Registrant’s common stock at $.10 per share for a total of $100,000.

The foregoing securities were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: August 30, 2006	By: /s/ Peter Toscano
Peter Toscano
President and Chief Executive Officer